FedNat Holding Company (NASDAQ: FNHC) • FedNat Insurance Company • Maison Insurance Company • Monarch National Insurance Company Fourth Quarter 2019 INVESTOR PRESENTATION

SAFE HARBOR STATEMENT Safe harbor statement under the Private Securities Litigation Reform Act of 1995: other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; Statements that are not historical fact are forward-looking statements that are dependence on investment income and the composition of the Company’s subject to certain risks and uncertainties that could cause actual events and results to investment portfolio; insurance agents; ratings by industry services; the reliability and differ materially from those discussed herein. security of our information technology systems; reliance on key personnel; acts of The risks and uncertainties include, without limitation, risks and uncertainties related war and terrorist activities; and other matters described from time to time by the to estimates, assumptions and projections generally; the nature of the Company’s Company in releases and publications, and in periodic reports and other documents business and its ability to integrate operations proposed to be acquired; the adequacy filed with the Securities and Exchange Commission. of its reserves for losses and loss adjustment expense; claims experience; weather In addition, investors should be aware that generally accepted accounting principles conditions (including the severity and frequency of storms, hurricanes, tornadoes and prescribe when a company may reserve for particular risks, including claims and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to litigation exposures. Accordingly, results for a given reporting period could be indemnify the Company; raising additional capital and our compliance with minimum significantly affected if and when a reserve is established for a contingency. Reported capital and surplus requirements; potential assessments that support property and results may therefore appear to be volatile in certain accounting periods. casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation Readers are cautioned not to place undue reliance on these forward-looking methods; changes in loss trends, including as a result of insureds’ assignment of statements, which speak only as of the date on which they are made. We do not benefits; court decisions and trends in litigation; our potential failure to pay claims undertake any obligation to update publicly or revise any forward-looking statements accurately; the timing and ability to obtain regulatory approval of applications for to reflect circumstances or events that occur after the date the forward-looking transactions and requested rate increases, or to underwrite in additional jurisdictions, statements are made. and the timing thereof; the impact that the results of our subsidiaries’ operations may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and 2

FEDNAT CORPORATE PROFILE

Key Metrics*:

2019 Gross Written Premiums	Book Value Per Common Share
$611M	**$17.25**

Florida OIR Market Share	Agency Partnerships
~4.5%	**4,500+**

Cash and Investments	Demotech Financial Stability Rating
$680M+	**A**

* As of December 31, 2019, unless otherwise noted

FED NAT

A regional insurance holding company that writes homeowners insurance in the southeast United States with business in FL, TX, LA, SC, AL & MS

Corporate Overview

- Leader in Florida homeowners market
- Expanding presence in neighboring states organically and recent acquisition
- High quality book of business with proven underwriting excellence
- Strong, large partner agent network and brand recognition
- Allstate and GEICO agency relationships
- Experienced leadership team

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2019 SETS UP POSITIVE 2020 OUTLOOK ✓ Florida: strong brand and agent distribution with underwriting discipline and multiple rounds of recent rate increases GROWTH OF CORE HOMEOWNERS BUSINESS ✓ Non-Florida: successful organic business via partnership with MGU plus recent acquisition of Maison ✓ Auto: No policies in force and shorter tail largely complete EXIT FROM NON-CORE BUSINESSES SUBSTANTIALLY COMPLETED ✓ CGL: No policies in force and runoff of claims underway ✓ $8 million annual reinsurance savings in current treaty year BENEFITS FROM MAISON SYNERGIES ✓ $3 million annual ongoing operational synergies ✓ Announced $10M share repurchase program for current calendar year STRONG BALANCE SHEET SUPPORTS GROWTH OPPORTUNITIES ✓ Recently increased quarterly dividend by ~13% — dividend yield 2%+ ✓ Non-insurance company liquidity is $65M+ Long-term target ROE of 15% in years with normalized CAT activity 4

LONG-TERM TRACK RECORD OF BOOK VALUE GROWTH BOOK VALUE PER SHARE SINCE 2011 CAGR 11.3% $20.00 $17.25 $18.00 $16.84 $16.52 $16.01 $16.29 $16.00 $14.00 $13.91 $12.00 $9.79 $10.00 $8.26 $8.00 $7.32 $6.00 $4.00 $2.00 $0.00 * * 2011 2012 2013 2014 2015 2016 * 2017 * 2018 * 2019 * * Impacted by full catastrophe reinsurance retention events Note: Based on GAAP financial information 5

LEADING POSITION IN FLORIDA HOMEOWNERS MARKET

LEADING POSITION IN FRAGMENTED FLORIDA MARKET

Market dominated by "specialists," of which FedNat is among the ***top four***, with limited national P&C carrier presence

OPERATING ENVIRONMENT SUMMARY

~$10B

Total Addressable Florida Homeowners Market

Focus on Quality, Well-mitigated Homes

AOB Reform Improves Long-Term Environment

- Nation's third largest state with 21 million people—projected at 26 million by 2030
- $10 billion homeowners insurance market with strong home construction and growing housing inventory throughout the state
- Highly fragmented market with national players comprising less than 20%, none with higher market share than FedNat
- FedNat's focus is on quality, well-mitigated homes, built after 1994
- With Citizens policies reduced by ~two-thirds since 2011, FedNat has opportunity for incremental organic growth
- AOB reform is a positive development

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DISCIPLINED UNDERWRITING DRIVES IMPROVED ECONOMICS HOMEOWNERS FLORIDA TOTAL INSURED VALUE HOMEOWNERS FLORIDA MARKET SHARE AND POLICIES IN-FORCE Premiums in Force and % Market Share Premiums In-Force ($in Mill) Policies In-Force (# in Thousands) % of Market Share per OIR 120 390 $99 360 600 7.00% 100 $96 $92 330 $89 $88 $87 $87 $85 $84 $486.2 $482.1 6.00% 273 300 500 $476.4 $468.5 PIF (Thousands) PIF $466.9 265 $461.8 $457.2 $451.5 $451.3 256 80 249 270 246 244 240 241 237 End Quarterat Force - 5.00% 240 400 60 210 4.00% 180 TIV(Billions) 300 273 265 256 249 246 244 150 240 237 241 3.00% 40 120 200 2.00% 90 Premiums/Policies In 20 60 100 1.00% 30 0 0 0 0.00% Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Total Insured Value Policies In Force Flat premiums on decreased exposure drives improved profitability profile Note: Q4-19 includes Maison of $2.6B of TIV; 7k of Policies In-Force and $15M of Premiums In-Force. 8

RIGOROUS EXPOSURE MANAGEMENT All States 1-in-100 Year Probable Maximum Loss / In-Force Premium (“PML to Premium”) 300% 250% 200% 194% 200% 187% 182% 180% 176% 172% 166% 164% 150% 100% 50% 0% Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Notes: PML modeled using average of AIR and RMS. Includes Monarch National from Q1-18 forward & Maison in Q4-19. Assumptions: LT, No LA, No SS 9

2019-2020 REINSURANCE STRUCTURE FNIC / MNIC / MAISON COMBINED $1.3B 190 Yr MAISON REINSURANCE SYNERGIES Florida Only RMS Long Term More efficient spread of risk across a larger and With Loss Amplification increased non-Florida presence resulted in: • Smaller more efficient reinsurance program • $8M of savings as compared to the sum of Hurricane Irma: $868M towers under two separate programs $1.275B xs $27M Catastrophe Excess of Loss Reinsurance (Including FHCF Coverage) REINSURANCE PARTNERS Multiple Events 2005**: $670M Hurricane Michael: $479M Multiple Events 2004*: $448M Hurricane Andrew: $319M Hurricane Wilma: $203M Hurricane Matthew: $53M Brevard Hailstorm: $43M Company Retention - $27M ($20M FNIC + $2M MNIC + $5M Maison) with 2nd/3rd Event: $10M per event for Florida Only *2004 Events: Charley, Frances, Ivan & Jeanne (FNIC/MNIC) **2005 Events: Dennis, Katrina, Rita & Wilma 1st Event Florida ($926M, 9/30/19P Structure based on FHCF limit at time of purchase 100 year RMS LT+DS RP) Event losses are combined FNIC + MNIC + Maison totals 10

DISCIPLINED UNDERWRITING APPROACH FedNat’s meticulous underwriting approach allows it to manage current exposures while profitably underwriting new risks HIGH - QUALITY BOOK Properties with more advanced wind/hurricane mitigation features and lower All Other Peril (non-catastrophe) losses PROVEN MODEL Generalized Linear Model (“GLM”) used to derive pre-quote pass/fail position based on each risk’s associated expenses, CAT and non-CAT exposure, cost of capital and risk concentration: • Manual reviews of every bound risk to ensure accuracy of information • Regulatory approved use of our GLM-based analytics to provide a layer of pre-binding portfolio optimization management RATE DISCIPLINE Rates on every policy are a function of FNIC’s historical loss experience, PRUDENT EXPANSION concentration of risk, expenses and Business written by MNIC utilizes a similar current market conditions disciplined approach as its policies are also underwritten by FedNat Underwriters (“FNU”), the Company’s wholly owned MGA 11

POSITIVE AOB CLAIMS TRENDS IN FEDNAT FLORIDA BOOK 2019 AOB IMPACT AND REFORM CLAIMS CONTINUE, BUT LAWSUITS ON THE DECLINE 1. AOB Reform was enacted on July 1, 2019 AOB LITIGATION * Since AOB reform passed, FNHC has received 6 2. AOB reform is expected to mitigate average severity of claims suits, compared to 70+ during 2H18—a 90%+ reduction. 3. Claims pre-AOB reform, with dates of loss before 7/1/19, are LAWSUITS ARE COSTLIER ** more severe though the impact is expected to Claims with lawsuits tend to average $15,000 lessen in recent months more in costs. Savings will drive substantial severity benefit on dates of loss from July 1, 2019 4. Claims post-AOB reform, with dates of loss after 7/1/19, are forward. less severe 12

CORE EARNINGS POWER…MASKED BY HEADWINDS (In millions) $80.0 Four full-retention events in less than three $70.0 years, after 11 years $17.2 with none $60.0 $50.0 $7.0 $1.6 $17.9 $40.0 $13.1 $30.8 3 substantial headwinds $30.0 $13.1 have reduced core earnings since 2015 $23.5 $23.0 $20.0 $38.9 $9.1 $19.6 $10.0 $5.1 $14.7 $10.2 $1.3 $1.0 $0.9 $5.3 $- 2015 2016 2017 2018 2019 Reported Net Income Non-Core AOB Weather (CAT) AOB alone has reduced net income by over $100 million since 2015 13

POSITIONED FOR EARNINGS GROWTH

PRUDENT UNDERWRITING IN FLORIDA FEDNAT – FLORIDA MARKET FOR HOMEOWNERS Panhandle • Statewide offering of HO3, HO6, HO4 and DP3 11.8% Forms • Risk management through utilization of both North FL 5.6% analytics and geographic exposure management Central FL • Distribute through independent retail partner 14.1% Total Florida Tampa/ agents and national carrier affinities Policies in Force St. Pete • 13.1% Managed catastrophe exposure by ceding risk for Homeowners/Fire through reinsurance treaties Treasure as of December 31, 2019 Coast 241,000 7.2% Tri-County SW FL 26.3% 21.9% 15

EXECUTING ON NON-FLORIDA MARKET OPPORTUNITY FNIC NON-FLORIDA IN-FORCE PREMIUM – STRONG ORGANIC GROWTH $ in thousands 160,000 • FedNat’s non-Florida book has increased by $127.7M of premium 140,000 $137,202 since 12/31/2014 with the help of MGU Partner and Maison acquisition 120,000 • Gaining market share in Texas, 100,000 Louisiana, South Carolina and Alabama $81,453 +68% 80,000 • 78,000 policies in-force $54,643 60,000 +49% $35,385 40,000 +54% $22,287 +59% 20,000 $9,518 +134% - 12/31/2014 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 Louisiana Alabama South Carolina Texas 16

MAISON ACCELERATES NON-FLORIDA EXPANSION

FEDNAT IN-FORCE POLICY COUNTS - REGIONALLY



1%
4%
8%
12%
25%
NON-FLORIDA
75%
LEGACY FNHC
1%
3%
13%
16%
33%
NON-FLORIDA
67%
POST-MAISON ACQUISITION
Florida
Texas
Louisiana
South Carolina
Alabama

PROFITABLE GROWTH FUNDAMENTALS & STRATEGY

- Limited to Gulf and Atlantic coastal states
- Staying narrow—no new lines of business
- Focus on coastal zones 1 and 2 where need is greatest
- Leveraging best practices developed over our 25+ years of experience
- Organic non-Florida growth via voluntary business distributed through partner managing general underwriter and national carrier affiliations

EXPECTED TO GROW TO ~40% OF TOTAL POLICY COUNT OVER NEXT 3 YEARS

Note: Based on homeowners/fire lines of business at 12/31/2019.

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PROFITABLY GROWING NON-FLORIDA BOOK

NEAR-TERM NON-FLORIDA EXPANSION

- Our incremental non-Florida growth over the past 7+ years has been with our partner, SageSure, and has been recently supplemented with our acquisition of Maison in December 2019
  - Implementing 5% TX and 4% LA rate increases in 4Q19
  - Additional 5% TX rate increase anticipated into 2Q20
- Maison – Improved pricing with underwriting discipline
  - Earning in 31% TX rate increase (40% in Dallas/Ft. Worth) from August 2019
  - Numerous rate filings in process
  - Non-renewals of unprofitable Maison policies
- $3M of annual expense ratio benefits in Maison synergies
  - Mostly from insourcing to occur over the next 12 months
- Recently entered the Mississippi market

Greater combined ratio flexibility outside of Florida — targeted combined ratio at or under 90%

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FLORIDA & NON-FLORIDA PREMIUM TRENDS FEDNAT IN-FORCE PREMIUM $ in thousands 750,000 • Premium mix shifting to non-Florida $686,437 700,000 • Non-Florida growth initiatives have 650,000 supplemented intentional contraction of Florida book of business over prior four 600,000 years $543,280 550,000 $540.845 • Avg. Premium in the Florida book of $514,443 business has grown over the past 2 years, 500,000 with policy count beginning to stabilize 450,000 • Acquisition of Maison adds $96.2M of premium, including $81.1M of non-Florida 400,000 premium 350,000 12/31/16 12/31/17 12/31/18 12/31/19 Florida Non-Florida 19

MITIGATION FROM REINSURANCE PRICE HIKE

Rate increases and FHCF participation lever can mitigate reinsurance rate increases



~30%

Gross Premium

Reinsurance is factored into every policy written and represents ~30% of the gross premium

- Reinsurance cost is one of the key factors in our underwriting and renewal assessment process

3.5% ↑[1]

FNHC Net Rate

FNHC rate filings that are ~30% of any reinsurance pricing increase will maintain FedNat's profitability

- **e.g.** 10% reinsurance price increase requires a 3.5%[1] net overall FedNat rate increase to maintain current profitability levels

FedNat has a clear track record of market leadership in proactively taking rate when costs rise

- AOB disruption
- Reinsurance pricing increases
- Weather experience

FNIC/MNIC participation in the Florida Hurricane Catastrophe Fund at 90% for the '20-'21 treaty year

- The increase in participation level from 75% in the '19 - '20 treaty year reduces exposures to private market price increases

2.8% FNIC Florida rate increase from limited reinsurance filing takes effect in March 2020

1. 3% grossed up to provide for related acquisition costs of 15%.

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PROACTIVE HOMEOWNERS RATE INCREASES IN 2020 1 INCREMENTAL PREMIUM IN 2020-2021 (In millions) 5.0% Texas Rate Increase Goes in Effect $10.9 $28M 2.8% 7.4% Anticipated incremental Florida Rate Increase Florida Rate Increase premium from rate increases Goes in Effect Goes in Effect in 2020 $46.6 $2.2 $85M $1.6 $2.2 $1.0 Across the FL and Non-FL books $3.5 $4.6 5.7 $6.9 over the next two years Q1 ‘20 Q2 ‘20 Q3 ‘20 Q4 ‘20 FY ‘21 Florida Homeowners Non-Florida Homeowners 1. Reflects actual and anticipated rate increases from April 2019 forward. 21

FINANCIAL OVERVIEW

RECENT FINANCIAL & OPERATING HIGHLIGHTS

(in thousands)	4Q18 *	1Q19**	2Q19	3Q19	4Q19***
Income Statement Data:					
Gross Premiums Written	$127,613	$132,233	$169,170	$159,131	$150,074
Net Premiums Earned	91,098	88,784	92,306	87,374	95,188
Net Investment Income	3,402	3,710	4,259	4,068	3,865
Net Income (Loss)	(9,305)	(3,865)	7,110	4,659	(6,893)
Diluted Earnings Per Share	(0.73)	(0.30)	0.55	0.36	0.51
Adjusted Operating Income	(4,937)	(2,394)	5,666	4,292	(7,925)
Adjusted Operating Income Per Share	($0.39)	($0.19)	$0.44	$0.33	($0.59)
Balance Sheet Data:					
Cash and Investments	515,948	569,423	611,522	612,931	684,002
Shareholders Equity	215,259	217,916	230,785	237,389	248,693
Book Value per Share	$16.84	$16.98	$17.96	$18.45	$17.25
Financial Ratios:					
Net Loss Ratio	79.4%	75.3%	70.8%	71.1%	82.8%
Net Expense Ratio	38.9%	38.9%	30.7%	34.4%	39.3%
Net Combined Ratio	118.3%	114.2%	101.5%	105.5%	122.1%

* Impact from Hurricane Michael was $23 million, pre-tax, and approximately $17.2 million, after-tax.

** Impact from the Brevard County hail storm was $18.7 million, pre-tax, and approximately $14.0 million, after-tax.

*** Impact from CAT weather, prior year adverse development & AY19 reserve strengthening was $21.5 million, pre-tax and approximately $16.2 million, after-tax.

Q4 NOTES/HIGHLIGHTS

- Adjusted operating loss result of $0.59 per share driven by higher losses from weather events of $3.4M and PYD of $9M as well as HO-FL reserve strengthening of $3.8M
- Gross premiums written increased 17.6% over 4Q18 driven by growth in homeowners Florida FNIC (up 2%), non-Florida (up 67%) and Maison $6.6M
- Maison's December results were $1.2M pre-tax income as a result of good loss experience
- Ongoing annual savings from $6 million in staff reductions that occurred primarily in 2018
- Holding company liquidity of $65+ million as of December 31, 2019

FEDNAT 23

RESULTS BY LINE OF BUSINESS

(In thousands)

	Q4 2018 *				Q3 2019**				Q4 2019***			
	HO	Auto	Other	Consolidated	HO	Auto	Other	Consolidated	HO	Auto	Other	Consolidated
Total Revenue	$95,357	$289	$796	$96,442	$93,735	$4	$5,737	$99,476	$102,615	$1	$6,371	$108,987
Costs and expenses:												
Losses and loss adjustment expenses	64,634	4,840	2,844	72,318	60,708	742	655	62,105	70,777	2,334	5,688	78,799
All other expenses	32,537	780	3,201	36,518	28,593	50	3,351	31,994	35,297	50	3,972	39,319
Total costs and expenses	97,171	5,620	6,045	108,836	89,301	792	4,006	94,099	106,074	2,384	9,660	118,118
Income before income taxes	(1,814)	(5,331)	(5,249)	(12,394)	4,434	(788)	1,731	5,377	(3,459)	(2,383)	(3,289)	(9,131)
Income taxes	(460)	(1,351)	(1,278)	(3,089)	1,036	(175)	(143)	718	(1,143)	(584)	(511)	(2,238)
Net income	(1,354)	(3,980)	(3,971)	(9,305)	3,398	(613)	1,874	4,659	(2,316)	(1,799)	(2,778)	(6,893)
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-	-	-	-	-	-
Net income attributable to FNHC shareholders	(1,354)	(3,980)	(3,971)	(9,305)	3,398*	(613)	1,874	4,659	(2,316)	(1,799)	(2,778)	(6,893)
Adjusted operating income	($1,049)	($3,979)	$91	($4,937)	$3,585	($608)	$1,315	$4,292	($2,306)	($1,799)	($3,820)	($7,925)

Excluding incremental losses from CAT & reserve strengthening, FNHC would have earned $8.3M in 4Q19

Note: The "Other" line of business primarily consists of our commercial general liability and federal flood businesses, along with corporate and investment operations.

* Impact from Hurricane Michael was $23 million, pre-tax, and approximately $17.2 million, after-tax.

** Impact from Hurricane Dorian, Hurricane Barry and TS Imelda was $7.0 million, pre-tax, and approximately $5.3 million, after-tax.

*** Impact from CAT weather, prior year adverse development & AY19 reserve strengthening was $21.5 million, pre-tax and approximately $16.2 million, after-tax.

FEDNAT 24

FAVORABLE PREMIUM COMPOSITION GROSS PREMIUMS WRITTEN NET PREMIUMS EARNED 4.9% 3.7% Florida Homeowners 14.3% 18.0% Non-Florida Homeowners Non-Core 2018 Full Year 80.9% 78.3% 2020 IN-FORCE 2.8% 0.4% 31.8% 24.4% 2019 Full Year 21.8% 68.2% 75.2% 75.4% 25

STRONG CAPITAL STRUCTURE NON-INSURANCE LIQUIDITY $ in millions $115 $115 $120 $106 $100 $80 $65 * $60 $53 $40 $20 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 * Q4-19 decrease due to closing of Maison transaction in Dec 2019. FINANCIAL LEVERAGE UNDERWRITING LEVERAGE Debt/Capital NPE/Equity 35% 31.1% 44% 29.9% 29.3% 28.4% 30% 42.3% 25% 42% 40.7% 40.0% 20% 17.1% 40% 15% 38.3% 10% 38% 36.8% 5% 36% 0% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 34% Q4 2018 Q1 2019 Q2 2019 Q3 2019* Q4 2019* * Driven by higher ceded catastrophe reinsurance premiums. 26

CONSERVATIVE INVESTMENT PORTFOLIO PORTFOLIO COMPOSITION INVESTMENT CRITERIA Corporate & Collaterized • Designed to preserve capital, maximize after-tax Mortgage Obligations $309.0 investment income, maintain liquidity and minimize risk, across a range of economic scenarios State. Muni, and • As of 12/31/2019, 98.6% of the Company’s fixed Political Subs income portfolio was rated investment grade $24.0 • Average duration: 3.459 years Common Stock & • Composite rating: A- (S&P Composite) Mutual Funds • YTM: 2.247% $20.0 • Book yield: 2.947% • Historical total returns on cash and investments as Cash and Cash of 12/31/2019 Equivalents $133.4 US Gov. & Agency • 1 Year: 7.14% Sec. • 2 Years: 3.815% as of December 31, 2019 $197.6 (in millions) 27

RETURNING VALUE | REPURCHASES & DIVIDENDS

SINCE CLOSE OF MAISON

~$7M

Shares repurchased

~$34M

Returned to shareholders since 2017

ONGOING VALUE CREATION

13%

Quarterly Dividend Increase Effective 4Q19 (2.2% yield)

~$7M

Remaining Authorization in Share Repurchase Program in CY2020

Committed to maximizing shareholder value through disciplined capital allocation

FEDNAT 28

POSITIVE OUTLOOK FOR 2020 AND BEYOND • Focused on profitable growth opportunities in core homeowners business o Rate adequacy is paramount o $28M incremental premium in 2020 & over $50M annually when fully earned, as compared to 2019, from rate increases ▪ 2.8% FNIC FL and 5% FNIC TX rate increases effective 1H20 ▪ 7.4% FNIC annual rate filing, subject to regulatory approval, expected to be effective 2Q20 ▪ Multiple Maison rate filings in process o Opportunity for further catastrophe reinsurance “fast-track” rate increases, if needed • Greater scale in non-Florida business from Maison book • Strong capital structure supports returning value to shareholders • Long-term targeted combined ratio of 95% for Florida and 90% for non-Florida • Long-term target ROE of 15% in years with normalized CAT activity 29

Questions? Michael Braun Chief Executive Officer Ron Jordan Chief Financial Officer Bernie Kilkelly Investor Relations, Ellipsis investorrelations@FedNat.com